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                                                                 EXHIBIT 99.(b)


P                               NBD BANCORP, INC.
R
O          INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X           FOR THE SPECIAL MEETING OF STOCKHOLDERS, OCTOBER 20, 1995
Y
  TO: NBD BANK, TRUSTEE FOR THE NBD BANCORP, INC. EMPLOYEES' SAVINGS AND
      INVESTMENT PLAN

  THE UNDERSIGNED HEREBY INSTRUCTS THE TRUSTEE TO VOTE, IN PERSON OR BY PROXY, ALL THE SHARES OF THE COMMON STOCK OF NBD BANCORP, INC. HELD BY THE TRUSTEE AND CREDITED TO THE PARTICIPANT'S ACCOUNT IN THE PLAN AT THE SPECIAL MEETING TO BE HELD ON OCTOBER 20, 1995, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AS SPECIFIED BELOW ON THE MATTER LISTED AND MORE FULLY DESCRIBED IN THE NOTICE OF SPECIAL MEETING AND JOINT PROXY STATEMENT-PROSPECTUS FOR SAID MEETING, RECEIPT OF WHICH IS ACKNOWLEDGED.

  THIS INSTRUCTION WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE PARTICIPANT. A SPECIFIC CHOICE MAY BE MADE ON THE REVERSE SIDE OF THIS INSTRUCTION CARD. PLEASE NOTE THAT ABSTAINING FROM THE VOTE ON THE PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL. IF NO DIRECTION IS GIVEN, THE TRUSTEE SHALL EXERCISE VOTING RIGHTS WITH RESPECT TO SHARES CREDITED TO THE PARTICIPANT'S ACCOUNT IN THE TRUSTEE'S DISCRETION SOLELY IN THE INTERESTS OF THE PARTICIPANT AND HIS OR HER BENEFICIARIES.

  PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE BY OCTOBER 16, 1995.


                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                                             SEE
                                           REVERSE
                                             SIDE
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[X]  PLEASE MARK                                                            3630
     VOTE AS IN
     THIS EXAMPLE

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  THE BOARD OF DIRECTORS UNANIMOUSLY PROPOSES AND RECOMMENDS A VOTE "FOR" THE
                              FOLLOWING PROPOSAL:
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                                                        FOR   AGAINST   ABSTAIN
                                                          [_]     [_]       [_]


1. Approval and adoption of an Agreement and Plan of Merger, dated as of July 11, 1995, by and between NBD Bancorp, Inc., a Delaware corporation ("NBD"), and First Chicago Corporation, a Delaware corporation ("First Chicago"), and the consummation of the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement, as are more fully described in the accompanying Joint Proxy Statement-Prospectus, pursuant to which, among other effects, First Chicago will be merged with and into NBD, with NBD continuing as the surviving corporation, the name of NBD will be changed to "First Chicago NBD Corporation", the number of authorized shares of common stock of NBD will be increased to 750,000,000, the NBD Series A Preferred Stock, no shares of which are currently issued and outstanding, will be deleted, and certain series of new preferred stock will be designated.


Please be sure to sign and date this instruction card.     Date
                                                                 -----------

Participant sign here
                        -------------------------------------------

Please return this executed instruction card promptly using the enclosed envelope.